Exhibit 99

Classic Aviation Products

PRESS RELEASE	December18, 2001
FOR IMMEDIATE RELEASE


Butler National Corporation (OTCBB - BUKS) - INTRODUCES
COMMERCIAL AIRCRAFT COCKPIT SHIELD WEIGHING LESS THAN 60
POUNDS AFTER TESTS FOR BALLISTICS, FIRE RETARDANCE, AXE
RESISTANCE, RESTRICTED ACCESS, AND OTHER FAA REQUIREMENTS.

[OLATHE, KANSAS], December 18, 2001 - On December 12th, Butler National Corporation formally introduced its Aircraft Cockpit Shield ("ACS") at the National Business Aviation Association, Inc. 2001 Exposition in New Orleans. The Butler National ACS is designed to address concerns from the "9-11" disasters by protecting the pilots flying the aircraft from unwanted intrusion and weapon discharge into the flight compartment.

Butler National introduced a complete, full-size ACS prototype after the design exceeded expectations for ballistics, flammability, axe resistance, explosive decompression, protected visibility into the cabin, emergency access and overall weight (less than 60 pounds).
The ACS is believed to satisfy all of the current Federal
Aviation Administration ("FAA") regulations.

The Butler National ACS uses state-of-the-art aviation composites. Leading Technology Composites, Inc.
(Wichita, KS) and Butler National's Modification subsidiary, Avcon Industries, Inc. are cooperating in the design and production of the ACS. Application has been made to the FAA for a Supplemental Type Certificate for permanent installation of the Butler National ACS in DC-9/MD-80 and B737 Series aircraft. Butler and its subsidiaries currently hold over 250 Supplemental Type Certificates for aircraft modifications.

Leading Technology Composites conducted extensive testing of the Butler National ACS at their facility in Wichita.
Testing was conducted with 44 magnum full metal jacket rounds fired in excess of 1,500 feet per second to exceed the National Institute of Justice ("NIJS") Level IIIA protection standards for ballistics.

Butler National expects the ACS to be installed during overnight maintenance of the airliners. The ACS also provides an integral bullet-resistant secure storage compartment for protection of airline and FAA approved security devices.

Management Comments:

"The Butler National Aircraft Cockpit Shield is further evidence of our determination to focus Butler National
Corporation on 'Classic' Aviation Products. This is another product in our line of safety products that will support and promote continued safe commercial and general aviation. These products are consistent with our long and significant heritage as a manufacturer of airline avionics equipment and aircraft performance enhancement modifications.

Our people and the people at Leading Technology Composites, our supplier, have worked long and hard to design a safe, lightweight and low cost door that meets all the FAA regulations. I am very proud of their work. There is no compromise to flying safety. We believe that our long-term cost-effective solution to crew protection can be easily installed during normal overnight maintenance.
We have capacity to produce in excess of 50 units per week to satisfy the need of our customers to comply with the applicable FAA regulations and safety compliance dates.
The Butler National Team is committed to continued safety improvement of aircraft and to keeping airline travel a safe and productive experience," commented Clark D. Stewart, President of the Company.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacture and support of systems for "Classic" aircraft including the Butler TSD for the Boeing 747 Honeywell FQIS, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for a discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
William A. Griffith, Investor Relations
Ph   (913) 780-9595    Fax (913) 780-5088
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062
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December 18, 2001